SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 27, 2001

NASH-FINCH COMPANY
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-785	41-0431960
(Commission File Number)	(I.R.S. Employer Identification No.)

7600 France Ave. S.
Edina, Minnesota	55435
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 832-0534

ITEM 9.  REGULATION FD DISCLOSURE.

Nash Finch Company (the “Company”) is providing guidance on key items necessary to calculate projected EBITDA for 2001 and 2002.  EBITDA is calculated as earnings before interest, taxes, depreciation, amortization, LIFO and other non-recurring items.  EBITDA is presented because the Company believes it is an indicator of its ability to incur and service debt and a similar formula is used by our lenders in determined compliance with financial covenants.  However, EBITDA should not be considered as an alternative to cash flow from operating activities, as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with generally accepted accounting principles.  The following pretax amounts are presented in millions:

	Fiscal 2001	Fiscal 2002
Depreciation and amortization	$ 46.6	41.7
Interest	34.6	35.0
LIFO	3.6	4.0
Other non-recurring items	$ 0.5	0.5

Finally, the Company is providing further information on the change in accounting standard regarding goodwill amortization. In July 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets.  These standards require that goodwill and intangible assets with indefinite useful lives no longer be amortized beginning in 2002.  The following amounts (in millions) related to goodwill amortization for fiscal 2001 and represent projected expenses that will no longer occur in 2002, assuming no goodwill impairment issues exist.

Pretax goodwill amortization	$5.9
After-tax goodwill amortization	$4.7

Forward-looking statements contained in this Form 8-K are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such factors may include, but are not limited to: general business conditions, the impact of competition, and other risks detailed from time to time in the Company's periodic reports available from the Security and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NASH-FINCH COMPANY
Registrant

Date:	December 27, 2001	By	/s/ Robert B. Dimond
Robert B. Dimond
Senior Vice President and Chief Financial Officer